                                                                     Exh. (a)(5)

                          MAINSTAY VP SERIES FUND, INC.

                              ARTICLES OF AMENDMENT

     MainStay VP Series Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation hereby amends its charter by changing the names of the following classes of its Common Stock, par value $0.01 per share ("Common Stock"), to the respective names indicated under the heading "New Name":


       Present Name                                     New Name
       ------------                                     ---------
MainStay VP American Century Income            MainStay VP American Century Income
& Growth Portfolio                             & Growth Portfolio - Initial Class;

MainStay VP Bond Portfolio                     MainStay VP Bond Portfolio - Initial
                                               Class;

MainStay VP Cash Management                    MainStay VP Cash Management Portfolio - Initial
Portfolio                                      Class;

MainStay VP Capital Appreciation               MainStay VP Capital Appreciation
Portfolio                                      Portfolio - Initial Class;

MainStay VP Convertible Portfolio              MainStay VP Convertible Portfolio -
                                               Initial Class;

MainStay VP Dreyfus Large Company              MainStay VP Dreyfus Large Company
Value Portfolio                                Value Portfolio - Initial Class;

MainStay VP Eagle Asset Management             MainStay VP Eagle Asset Management
Growth Equity  Portfolio                       Growth Equity Portfolio - Initial Class;

MainStay VP Equity Income Portfolio            MainStay VP Equity Income Portfolio -
                                               Initial Class;

MainStay VP Government Portfolio               MainStay VP Government Portfolio -
                                               Initial Class;

MainStay VP Growth Equity Portfolio            MainStay VP Growth Equity Portfolio -
                                               Initial Class;

MainStay VP High Yield Corporate               MainStay VP High Yield Corporate Bond
Bond Portfolio                                 Portfolio - Initial Class;

MainStay VP Indexed Equity Portfolio           MainStay VP Indexed Equity Portfolio -
                                               Initial Class

MainStay VP International Equity               MainStay VP International Equity
Portfolio                                      Portfolio - Initial Class;


MainStay VP Lord Abbett Developing             MainStay VP Lord Abbett Developing
Growth Portfolio                               Growth Portfolio  - Initial Class;

MainStay VP Mid Cap Core Portfolio             MainStay VP Mid Cap Core Portfolio -
                                               Initial Class;

MainStay VP Mid Cap Growth Portfolio           MainStay VP Mid Cap Growth Portfolio -
                                               Initial Class;

MainStay VP Small Cap Growth                   MainStay VP Small Cap Growth
Portfolio                                      Portfolio - Initial Class;

MainStay VP Total Return Portfolio             MainStay VP Total Return Portfolio -
                                               Initial Class; and

MainStay VP Value Portfolio                    MainStay VP Value Portfolio - Initial
                                               Class.


     SECOND: The foregoing amendment to the Corporation's charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

     THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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

     IN WITNESS WHEREOF MainStay VP Series Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary this 13th day of May, 2003.

ATTEST:                                      MAINSTAY VP SERIES FUND, INC.


/s/ Robert A. Anselmi                        By: /s/ Anne F. Pollack
---------------------------                     ------------------------
    Robert A. Anselmi                            Anne F. Pollack
    Secretary                                    President


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